THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

SOMBRIO CAPITAL CORP.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

INSTRUCTIONS TO SUBSCRIBER

1.	All purchasers must complete all the information in the boxes on page 1 and sign where indicated with an “X”.
2.	If the subscriber is an accredited investor, then complete the “Accredited Investor Questionnaire” that starts on page 4.
3.	If the purchaser is not an accredited investor, and not purchasing a minimum of $150,000 in value of securities, complete the “Friends and Family” Questionnaire that starts on page 7.
4.	Purchasers purchasing a minimum of $150,000 in value of securities may subscribe without filling in an Accredited Investor or Friends and Family Questionnaire.
5.	Terms of this offering and payment provisions are set out starting on page 2.

This is  Page 1 of 16 pages of a subscription agreement and related appendices, schedules and forms. Collectively, these pages together are referred to as the “Subscription Agreement”.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	SOMBRIO CAPITAL CORP. (the “Issuer”), 311 Tawny Road, Sarnia, Ontario N7S 5K1

Subject and pursuant to the terms set out in the Terms on pages 9 to 10, the General Provisions on pages 11 to 18 and the other appendices, acknowledgements, provisions and forms attached which are hereby incorporated by reference, the undersigned purchaser (the “Subscriber”) hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

5,000,000 Common Stock
USD $0.001 per share for a total purchase price of USD $5,000
The Subscriber owns, directly or indirectly, the following securities of the Issuer:
Nil
[Check if applicable] The Subscriber is [ X ] an insider of the Issuer or [ ] a member of the professional group

The Subscriber directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS
KIF Capital Corp.
Name to appear on certificate	Name and account reference, if applicable
Ken MacAlpine
Account reference if applicable	Contact name
311 Tawny Road, Sarnia, Ontario, N7S 5K1	311 Tawny Road, Sarnia, Ontario, N7S 5K1
Address	Address

Telephone Number (519) 542-1229

EXECUTED by the Subscriber this 7th day of January, 2009. By executing this Subscription Agreement, the Subscriber certifies that the Subscriber and any beneficial Subscriber for whom the Subscriber is acting is resident in the jurisdiction shown as the “Address of Subscriber”.

WITNESS:	EXECUTION BY SUBSCRIBER:
/s Diane MacAlpine	X
Signature of Witness	Signature of individual (if Subscriber is an individual)
Diane MacAlpine	/s/ Ken MacAlpine
Name of Witness	Authorized signatory (if Subscriber is not an individual)
311 Tawny Road, Sarnia, Ontario, N7S 5K1	KIF Capital Corp.
Address of Witness	Name of Subscriber (please print)
Ken MacAlpine
Name of authorized signatory (please print)
Accepted this 7th day of January, 2009	311 Tawny Road, Sarnia, Ontario, N7S 5K1
SOMBRIO CAPITAL CORP.	Address of Subscriber (residence)
Per:	(519) 542-1229
/s/ Ken MacAlpine	Telephone Number
Authorized Signatory
E-mail address

Social Security/Insurance No.:

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 2 to 3, the General Provisions on pages 8 to 15 and the other schedules and appendices incorporated by reference.

Subscription Agreement (with related appendices, schedules and forms)	Page 2 of 16

TERMS

Reference date of this Subscription Agreement	January 7, 2009 (the “Agreement Date”)

THE OFFERING

The Issuer	Sombrio Capital Corp. (the “Issuer”)
Offering	The offering consists of common stock of the Issuer (the “Shares”) at a price of $0.001 per Share.
Purchased Securities	The “Purchased Securities” under this Subscription Agreement are the Shares of the Issuer.
Securities	“Securities” are the Shares.
No Minimum or Maximum	There is no minimum or maximum offering. The Issuer may close on any subscription amounts it receives and it may close the offering in tranches.
Issue Price	$0.001 per Share
Selling Jurisdictions	The Shares may be sold in jurisdictions where they may be lawfully sold in Canada (the ”Selling Jurisdictions”).
Exemptions	The offering will be made in accordance with the following exemptions:
(a) the “accredited investor” exemption in Canada (section 2.3 of National Instrument 45-106);
(b) the “friends and family” exemption in Canada (section 2.5 of National Instrument 45-106);
(c) the “$150,000 purchaser” exemption in Canada (section 2.10 of National Instrument 45-106); and
(d) such other exemptions as may be available the securities laws of the Selling Jurisdictions.

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Resale restrictions and legends	The Subscriber acknowledges that the certificates representing the Purchased Securities will bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

Subscribers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.
Closing Date

The completion of the sale and purchase of the Shares will take place in one or more closings, on a date or dates as agreed to by the Issuer and the Subscriber. Payment for, and delivery of the Shares, is scheduled to occur on or about January 7, 2009 or such later date as determined by the Issuer (the “Closing Date”).

Payment of Subscription Funds	Subscribers are required to deliver this executed Subscription Agreement to the Issuer and pay the subscription funds directly to the Issuer. Please make all cheques payable to Sombrio Capital Corp.

THE ISSUER

Jurisdiction of organization	The Issuer is incorporated under the laws of the State of Nevada.
Stock Exchange Listings	The Issuer’s securities are quoted on the FINRA Over-the-Counter Bulletin Board under the symbol “SBPP.OB”.

End of Terms

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NATIONAL INSTRUMENT 45-106

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure Sombrio Capital Corp. (the “Issuer”) that the undersigned (the “Subscriber”) will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 - Prospectus and Registration Exemptions (“NI 45-106”), as adopted by the Securities Commissions in Canada, in respect of a proposed private placement of securities by the Issuer (the “Transaction”). The Issuer will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Issuer that:

1.

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2.	the Subscriber satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):
	☐	(a)	a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
	☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);
	☐	(c)

a subsidiary of any person referred to in any of the foregoing categories, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

	☐	(d)

an individual registered or formerly registered under securities legislation in a jurisdiction of Canada, as a representative of a person or company registered under securities legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland);

	☐	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
	☐	(f)	the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;
	☐	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l’ile de Montreal or an intermunicipal management board in Québec;

	☐	(h)	a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;
	☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

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☐	(j)

an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN $1,000,000;

☐	(k)

an individual whose net income before taxes exceeded CDN $200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;
☐	(m)	a person, other than an individual or investment fund, that had net assets of at least CDN $5,000,000 as reflected on its most recently prepared financial statements;
☐	(n)

an investment fund that distributes it securities only to persons that are accredited investors at the time of distribution, a person that acquires or acquired a minimum of CDN $150,000 of value in securities, or a person that acquires or acquired securities under Sections 2.18 or 2.19 of NI 45-106;

☐	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)

a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
☐	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors.
☐	(u)	an investment funds that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or
☐	(v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force;

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The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber’s eligibility to acquire the Purchased Securities under Applicable Legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the 7th day of January, 2009.

If a Corporation, Partnership or Other Entity:	If an Individual:
X
Print or Type Name of Entity	Signature
X
Signature of Authorized Signatory	Print or Type Name

Type of Entity	Telephone number

Social Insurance Number or Tax ID	Address

Address

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FAMILY, FRIENDS AND BUSINESS ASSOCIATES QUESTIONNAIRE

If the Subscriber is resident in a Canadian province or territory other than Ontario, IS NOT PURCHASING MORE THAN CDN $150,000 IN VALUE OF SECURITIES and is not an Accredited Investor, he or she is to check one or more of the following boxes, as appropriate:

(A)	a director, officer, employee or control person of the Issuer	[ ]
(B)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Issuer	[ ]
(C)	a close personal friend of a director, senior officer or control person of the Issuer	[ ]
(D)	a close business associate of a director, senior officer or control person of the Issuer	[ ]

If the Subscriber is resident in Ontario, the Subscriber is (tick one or more of the following boxes only if the Subscriber is resident in Ontario):

(A)	a founder of the Issuer	[ ]
(B)	an affiliate of a founder of the Issuer	[ ]
(C)	a spouse, parent, brother, sister, grandparent or child of a director, executive officer or founder of the Issuer	[ ]
(D)	a person that is a control person of the Issuer	[ X ]
(E)	an accredited investor	[ ]
(F)	purchasing as principal Shares with an aggregate acquisition cost of not less than CDN $150,000	[ ]

If the Subscriber ticked boxes A-C above, name of director, officer or employee of the Issuer with whom the Subscriber has a relationship:

_____________________________________________________________________________________

/s/ Ken MacAlpine
Signature
Print or Type Name of Entity or Individual
Ken MacAlpine
Print or Type Name of Entity or Individual

Date: January 7, 2009

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GENERAL PROVISIONS

1.	DEFINITIONS

1.1           In the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 3, the General Provisions on pages 8 to 15 and the other schedules and appendices incorporated by reference), the following words have the following meanings unless otherwise indicated:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;
(b)

“Applicable Legislation” means, as applicable, the securities laws, regulations, rules, rulings and orders in the Selling Jurisdictions and in jurisdictions where the Issuer is a reporting issuer and all applicable administrative policy statements issued by the securities regulatory authorities in each of the Selling Jurisdictions and in jurisdictions where the Issuer is a reporting issuer;

(c)	“Closing” means the completion of the sale and purchase of the Purchased Securities;
(d)	“Closing Date” has the meaning assigned in the Terms;
(e)	“Commissions” means the securities regulatory authorities in each of the Selling Jurisdictions in Canada and in jurisdictions where the Issuer is a reporting issuer;
(f)	“FINRA” means the United States Financial Industry Regulatory Authority;
(g)	“General Provisions” means those portions of the Subscription Agreement headed “General Provisions” and contained on pages 8 to 15;
(h)	“OTC Bulletin Board” means the FINRA Over-the-Counter Bulletin Board;
(i)	“Private Placement” means the offering of the Purchased Securities on the terms and conditions of this Subscription Agreement;
(j)	“Purchased Securities” has the meaning assigned in the Terms;
(k)	“Regulatory Authorities” means the Commissions;
(l)	“Regulation S” means Regulation S promulgated under the 1933 Act;
(m)	“SEC” means the United States Securities and Exchange Commission;
(n)	“Securities” has the meaning assigned in the Terms;
(o)	“Subscription Agreement” means the first (cover) page, the Terms on pages 2 to 3, the General Provisions on pages 8 to 15 and the other schedules and appendices incorporated by reference; and,

(p)	“Terms” means those portions of the Subscription Agreement headed “Terms” and contained on pages 2 to 3.

1.2           In the Subscription Agreement, the following terms have the meanings defined in Regulation S: “Directed Selling Efforts”, “Foreign Issuer”, “Substantial U.S. Market Interest”, “U.S. Person” and “United States”.

1.3	In the Subscription Agreement, unless otherwise specified, currencies are indicated in U.S. dollars.

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1.4           In the Subscription Agreement, other words and phrases that are capitalized have the meanings assigned to them in the body hereof.

2.	Acknowledgements, REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER
2.1	Acknowledgements concerning offering

The Subscriber acknowledges that:

(a)

none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to a U.S. Person, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable state and provincial securities laws;

(b)

the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the Applicable Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including, in most circumstances, statutory rights of rescission or damages, will not be available to the Subscriber;

(c)	the Subscriber acknowledges that the Issuer has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;
(d)

no prospectus has been or is intended to be filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is intended to be exempted from the prospectus and registration requirements of the Applicable Legislation and as a consequence of acquiring the Purchased Securities pursuant to these exemptions:

(i)	the Subscriber is restricted from using most of the civil remedies available under the Applicable Legislation;
(ii)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under the Applicable Legislation; and
(iii)	the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Legislation;
(e)

the decision to execute this Agreement and acquire the Purchased Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Issuer with the SEC;

(f)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;
(g)

the Subscriber is aware that an investment in the Issuer is speculative and involves certain risks, including the possible loss of the entire investment and it has carefully read and considered the matters set forth under the heading “Risk Factors” appearing in the Company’s Forms 10-K, 10-Q, 8-K and any other filings filed from time to time with the SEC;

(h)	there is no government or other insurance covering any of the Purchased Securities;

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(i)

there are risks associated with the purchase of the Securities and the Subscriber is knowledgeable or experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Purchased Securities and is capable of bearing the economic risk of the investments;

(j)

the Subscriber has not acquired the Purchased Securities as a result of, and will not itself engage in, any Directed Selling Efforts in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(k)

the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Issuer in connection with the distribution of the Purchased Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Issuer;

(l)

the books and records of the Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Purchased Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(m)

the Subscriber will indemnify and hold harmless the Issuer and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Issuer in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Issuer in connection therewith;

(n)

the Purchased Securities are not listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Purchased Securities will become listed on any stock exchange or automated dealer quotation system, except that currently market makers make a market for the Issuer’s common shares on the FINRA’s OTC Bulletin Board;

(o)

the Issuer will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

(p)

the statutory and regulatory basis for the exemption claimed for the offer of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

(q)

The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

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“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

(r)

the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Purchased Securities hereunder, and
(ii)	applicable resale restrictions; and

1.2           this Agreement is not enforceable by the Subscriber unless it has been accepted by the Issuer, and the Subscriber acknowledges and agrees that the Issuer reserves the right to reject any subscription for any reason.

2.2	Representations by the Subscriber

The Subscriber represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)

the Subscriber is not a person created or used solely to purchase or hold securities in order to comply with an exemption from the prospectus requirements of Applicable Legislation and if the Subscriber is not an individual, it pre-existed the Offering and has a bona fide purpose other than investment in the Purchased Securities;

(b)

in the case of the purchase by the Subscriber of the Purchased Securities as agent or trustee for any principal, the Subscriber is the duly authorized trustee or agent of such beneficial Subscriber with due and proper power and authority to execute and deliver, on behalf of each such beneficial purchaser, this Subscription Agreement and all other documentation in connection with the purchase of the Purchased Securities hereunder, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such beneficial purchaser were the Subscriber and is subscribing as principal for its own account and not for the benefit of any other person for investment only and not for resale and the Subscriber’s actions as trustee or agent are in compliance with applicable law and the Subscriber and each beneficial purchaser acknowledges that the Issuer may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Purchased Securities for whom it may be acting;

(c)

the Subscriber and any beneficial purchaser for whom it is acting is resident in the jurisdiction set out on the execution page of this Subscription Agreement, such address was not created and is not used solely for the purpose of acquiring the Purchased Securities and the Subscriber was solicited to purchase in such jurisdiction;

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(d)

the Subscriber has properly completed, executed and delivered the applicable form(s) set forth on pages 4 to 7 of this Agreement and such forms contain information about the Subscriber that is true and accurate as of the date of signing and will be true and correct as at the Closing Date;

(e)

the Subscriber has not received, nor has the Subscriber requested, nor does the Subscriber have any need to receive, any offering memorandum, or any other document describing the business and affairs of the Issuer in order to assist the Subscriber in making an investment decision in respect of the Purchased Securities and the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Purchased Securities;

(f)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(g)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(h)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;
(i)	the Subscriber is not acquiring the Purchased Securities for the account or benefit of, directly or indirectly, any U.S. Person;
(j)	the Subscriber is not a U.S. Person;
(k)	the Subscriber is resident in the jurisdiction set out under the heading “Name and Address of Subscriber” on the signature page of this Agreement;
(l)

the sale of the Purchased Securities to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(m)

the Subscriber is acquiring the Purchased Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(n)

the Subscriber is outside the United States when receiving and executing this Agreement and is acquiring the Purchased Securities as principal for the Subscriber’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(o)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Issuer, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Purchased Securities;

(p)

the Subscriber(i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

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(q)

the Subscriber acknowledges that the Subscriber has not acquired the Purchased Securities as a result of, and will not itself engage in, any Directed Selling Efforts in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of the Securities pursuant to registration of the Securities pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(r)

the Subscriber understands and agrees that none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(s)

the Subscriber understands and agrees that offers and sales of any of the Securities prior to the expiration of a period of six months after the date of original issuance of the Securities (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with Applicable Legislation;

(t)

the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(u)

the Subscriber understands and agrees that the Issuer will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(e)

if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issuance of the Securities as may be required; and

(f)

the funds representing the aggregate subscription price for the Purchased Securities which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to such Act. To the best of its knowledge: (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (b) the Subscriber shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true, and to provide the Issuer with appropriate information in connection therewith.

(v)

the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine

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or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and,

(w)	no person has made to the Subscriber any written or oral representations:
(i)	that any person will resell or repurchase any of the Securities;
(ii)	that any person will refund the purchase price of any of the Securities;
(iii)	as to the future price or value of any of the Securities; or
(iv)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Issuer on any stock exchange or automated dealer quotation system.

2.3	Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 3, the General Provisions on pages 8 to 15 and the other schedules and appendices incorporated by reference) are made by the Subscriber with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Subscriber hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Subscriber set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 3, the General Provisions on pages 8 to 15 and the other schedules and appendices incorporated by reference) which takes place prior to the Closing.

2.4	Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3.	SUBSCRIBER'S UNDERTAKING

3.1                 Pursuant to BCI 51-509 a subsequent trade in the Issuer’s Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the British Columbia Securities Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the “BC Legend”) specified in BCI 51-509.

3.2                 The Subscriber represents and warrants that they are not a resident of British Columbia and undertake not to trade or resell any of the Shares received by them pursuant to this Agreement in or from British Columbia. The Subscriber understands and agrees that the Issuer and others will rely upon the truth and accuracy of these representations and warranties and agree that if such representations and warranties are no longer accurate or have been breached, the Subscriber shall immediately notify the Issuer.

3.3                 By executing and delivering this Agreement and as a consequence of the representations and warranties made by the Subscriber in this section, the Subscriber will have directed the Issuer not to include the BC Legend on any certificates representing the Shares to be issued to the Subscriber. As a consequence, the Subscriber will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the British Columbia Securities Act.

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3.4                 If the Subscriber wishes to trade or resell any of the Shares in or from British Columbia, the Subscriber agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Shares to the Issuer’s transfer agent to have the BC Legend imprinted on such certificate or to instruct the Issuer’s transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system.

4.	ISSUER'S ACCEPTANCE

The Subscription Agreement, when executed by the Subscriber, and delivered to the Issuer, will constitute a subscription for Securities which will not be binding on the Issuer until accepted by the Issuer by executing the Subscription Agreement in the space provided on the face page(s) of the Agreement and, notwithstanding the Agreement Date, if the Issuer accepts the subscription by the Subscriber, the Subscription Agreement will be entered into on the date of such execution by the Issuer.

5.	CLOSING

5.1           The Subscriber acknowledges that, although Purchased Securities may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Purchased Securities under the Private Placement, some or all of which may close before or after the Closing. The Subscriber further acknowledges that there is a risk that insufficient funds may be raised on the Closing to fund the Issuer’s objectives and that further closings may not take place after the Closing.

5.2           On or before the end of the fifth business day before the Closing Date, the Subscriber will deliver to the Issuer the Subscription Agreement and all applicable acknowledgements, provisions and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Subscriber.

5.3           At Closing, the Issuer will deliver to the Subscriber the certificates representing the Purchased Securities purchased by the Subscriber registered in the name of the Subscriber or its nominee.

6.	MISCELLANEOUS

6.1           The Subscriber agrees to sell, assign or transfer the Securities only in accordance with the requirements of Applicable Legislation and any legends placed on the Securities as contemplated by the Subscription Agreement.

6.2           The Subscriber hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Subscriber and delivered to the Issuer in connection with the Private Placement.

6.3           The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer in accordance with the terms of the Subscription Agreement.

6.4           Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer considers necessary.

6.5           This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

6.6           Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

6.7          Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions,

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representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

6.8	The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

6.9           This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

6.10         A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

6.11	This Subscription Agreement is to be read with all changes in gender or number as required by the context.

6.12         This Subscription Agreement will be governed by and construed in accordance with the laws of Nevada (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of Nevada with respect to any dispute related to this Subscription Agreement.

End of General Provisions

End of Subscription Agreement